UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

ActivIdentity Corporation

(Exact Name of Registrant as Specified in its charter)

Delaware	001-34137	45-0485038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01               OTHER EVENTS.

On March 19, 2010, Mr. Steven Humphreys resigned from the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of ActivIdentity Corporation (the “Company”). Since then, both committees were comprised of only two members each. In compliance with NASDAQ Stock Market Rule 5605(c), the Company has filled the vacancies by appointing Mr. Brad Boston as a member of each of these committees effective March 24, 2010.  The Board has determined that Mr. Boston is an independent director under the NASDAQ Stock Market Rules and that he meets the qualification for service on the Company’s Audit and Nominating and Corporate Governance Committees.  As a non-employee director serving on committees, Mr. Boston is eligible to receive a quarterly retainer and meeting fees for his service on such committees in accordance with the Company’s non-employee director compensation program.  The non-employee director compensation program also sets forth guidelines for an annual grant of restricted stock units which vest in equal monthly installments.  The Audit Committee of the Company’s Board of Directors is currently comprised of James Frankola (Chair), James Ousley and Brad Boston. The Nominating and Corporate Governance Committee of the Company’s Board of Directors is currently comprised of James Ousley (Chair), David Wright and Brad Boston.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2010

ActivIdentity Corporation

	By:	/s/ Jacques Kerrest
Jacques Kerrest,
Chief Financial Officer
Chief Operating Officer